Report of Independent
Registered Public
Accounting Firm

To the Board of Directors
and Shareholders of Legg
Mason Special Investment
Trust, Inc.


In planning and
performing our audit of
the financial statements
of Legg Mason Special
Investment Trust, Inc.
("the Fund") as of and
for the year ended March
31, 2007, in accordance
with the standards of the
Public Company Accounting
Oversight Board (United
States), we considered
the Fund's internal
control over financial
reporting, including
control activities for
safeguarding securities,
as a basis for designing
our auditing procedures
for the purpose of
expressing our opinion on
the financial statements
and to comply with the
requirements of Form N-
SAR, but not for the
purpose of expressing an
opinion on the
effectiveness of the
Fund's internal control
over financial reporting.
Accordingly, we do not
express an opinion on the
effectiveness of the
Fund's internal control
over financial reporting.

The management of the
Fund is responsible for
establishing and
maintaining effective
internal control over
financial reporting.  In
fulfilling this
responsibility, estimates
and judgments by
management are required
to assess the expected
benefits and related
costs of controls.  A
fund's internal control
over financial reporting
is a process designed to
provide reasonable
assurance regarding the
reliability of financial
reporting and the
preparation of financial
statements for external
purposes in accordance
with generally accepted
accounting principles.
Such internal control
over financial reporting
includes policies and
procedures that provide
reasonable assurance
regarding prevention or
timely detection of
unauthorized acquisition,
use or disposition of a
fund's assets that could
have a material effect on
the financial statements.

Because of its inherent
limitations, internal
control over financial
reporting may not prevent
or detect misstatements.
Also, projections of any
evaluation of
effectiveness to future
periods are subject to
the risk that controls
may become inadequate
because of changes in
conditions, or that the
degree of compliance with
the policies or
procedures may
deteriorate.

A control deficiency
exists when the design or
operation of a control
does not allow management
or employees, in the
normal course of
performing their assigned
functions, to prevent or
detect misstatements on a
timely basis.  A
significant deficiency is
a control deficiency, or
combination of control
deficiencies, that
adversely affects the
fund's ability to
initiate, authorize,
record, process or report
external financial data
reliably in accordance
with generally accepted
accounting principles
such that there is more
than a remote likelihood
that a misstatement of
the fund's annual or
interim financial
statements that is more
than inconsequential will
not be prevented or
detected.  A material
weakness is a control
deficiency, or
combination of control
deficiencies, that
results in more than a
remote likelihood that a
material misstatement of
the annual or interim
financial statements will
not be prevented or
detected.

Our consideration of the
Fund's internal control
over financial reporting
was for the limited
purpose described in the
first paragraph and would
not necessarily disclose
all deficiencies in
internal control over
financial reporting that
might be significant
deficiencies or material
weaknesses under
standards established by
the Public Company
Accounting Oversight
Board (United States).
However, we noted no
deficiencies in the
Fund's internal control
over financial reporting
and its operation,
including controls for
safeguarding securities,
that we consider to be
material weaknesses as
defined above as of March
31, 2007.

This report is intended
solely for the
information and use of
management and the Board
of Directors of Legg
Mason Special Investment
Trust, Inc. and the
Securities and Exchange
Commission and is not
intended to be and should
not be used by anyone
other than these
specified parties.



PricewaterhouseCoopers
LLP
May 18, 2007





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